EXHIBIT 5 and 23 (b)
                          --------------------


JOLIE G. KAHN
General Counsel
5308 West Plano Parkway
Plano, Texas  75093
Telephone	       Telecopier
(972) 732-6360 	 (972) 732-6440


December 3, 2002


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	ENERGY & ENGINE TECHNOLOGY CORPORATION
SEC File Number 0-32129
Form S-8 Registration Statement, dated December 4, 2002
Exhibit Numbers 5 and 24(b)


Any $.001 par value common shares of ENERGY & ENGINE TECHNOLOGY
CORPORATION sold pursuant to the captioned Form S-8 Registration
Statement shall be legally issued, fully paid and non-assessable pursuant to Chapter 78 of the Nevada Revised Statutes.

Jolie G. Kahn consents to be named in the captioned Form S-8
Registration Statement and further consents to the use of this opinion and consent in the captioned Form S-8 Registration Statement.


/s/ Jolie G. Kahn
    Attorney at Law